EXHIBIT 10.11


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHERE THE HOLDER HAS FURNISHED TO THE PAYOR AN OPINION OF ITS COUNSEL REASONABLY SATISFACTORY TO THE PAYOR, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

                  NON-NEGOTIABLE 10% UNSECURED PROMISSORY NOTE

$________________                                               October 28, 1997
                                                         Ft. Lauderdale, Florida

      FOR VALUE RECEIVED, the undersigned Galacticomm Technologies, Inc., a Florida corporation ("Payor"), having its executive office and principal place of business at 4101 S.W. 47 Avenue, Suite 101, Ft. Lauderdale, Florida 33314 promises to pay to ("Payee"), at Payee's address set forth in Payor's corporate records (or at such other place as Payee may from time to time hereafter direct by notice in writing to Payor), the principal sum of Dollars ($ ______________ ), in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts, on the first to occur of the following dates: (i) the earlier date to occur (the "Maturity Date") of: (a) January 4, 1999 and (b) the closing date of Payor's initial public offering of securities; (ii) the date on which the outstanding principal amount of this Note is prepaid in full as hereinafter permitted (the "Prepayment Date"); and (iii) any date on which any principal amount of, or accrued unpaid interest on, any Financing Note (as hereinafter defined) is declared to be, or becomes, due and payable pursuant to the terms of such Financing Note prior to the Maturity Date (the "Acceleration Date").

      This Note is part of a unit or units (the "Units) and one of a series of notes (the "Financing Notes") being issued pursuant to Payor's Confidential Private Placement Memorandum dated September 15, 1997, as supplemented on October 21 and 24, 1997 (the "Memorandum"), relating to Payor's offering of a minimum of fifteen (15) Units and up to a maximum of forty-two (42) Units (the "Bridge Financing"), each Unit consisting of (i) a Financing Note in the principal amount of $50,000 and (ii) warrants ("Warrants") to purchase an aggregate of 19,000 shares of Payor's common stock, par value $.0001 per share ("Common Stock"). This Note shall rank pari passu with all other Financing Notes.

      Reference to the Memorandum shall in no way impair the absolute and unconditional obligation of Payor to pay both principal and interest hereon as provided herein.

      1.   INTEREST AND PAYMENT.

           1.1 The principal amount of this Note outstanding from time to time shall bear simple interest at the annual rate (the "Note Rate") of ten percent (10%) from the date hereof through the earliest to occur of (i) the Maturity Date, (ii) the Prepayment Date and (iii) the Acceleration Date.


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           1.2 Interest accrued on this Note shall be payable semi-annually, in arrears, on the last day of June and December of each year, commencing on June 30, 1998, and the remaining accrued interest shall be payable in full, together with the then unpaid principal amount of this Note, on the earliest to occur of
(i) the Maturity Date, (ii) the Prepayment Date and (iii) the Acceleration Date.

           1.3 All payments made by the Payor on this Note shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note. Payments of principal and interest shall be deemed made on the date such payment is deposited or, if mailed, on the date deposited in the mail with proper postage and addressed to the holder of this Note at the address set forth above or such other address as provided to the Payor in writing by such holder.

           1.4 If payment of the outstanding principal amount of any Financing Note, together with accrued unpaid interest thereon at the Note Rate, is not made on the earliest to occur of (i) the Maturity Date, (ii) the Prepayment Date and (iii) the Acceleration Date, then interest shall accrue on the outstanding principal amount due under this Note and on any unpaid accrued interest due on this Note from and after such date of default to the date of the payment in full of such amounts (including from and after the date of the entry of judgment in favor of Payee in an action to collect this Note) at an annual rate equal to the lesser of 18% or the maximum rate of interest permitted by Florida law (the "Maximum Rate").

           1.5 For a period of one (1) year from the date that interest accrues on the outstanding principal amount due under this Note at the Maximum Rate, the holder of this Note may, upon written notice to Payor at the address set forth above, convert this Note into that number of shares of voting capital stock of the Company ("Conversion Stock") which, when added to the number of shares of outstanding voting capital stock of the Company (inclusive of shares issuable upon exercise of outstanding options, warrants and other securities or instruments of the Company convertible into voting capital stock of the Company (collectively, "Convertible Securities Stock")) equals that percentage of outstanding voting capital stock of the Company (inclusive of Convertible Securities Stock) obtained by dividing (i) the principal amount of this Note by
(ii) the sum obtained by adding the aggregate principal amount of all Financing Notes to $7,500,000. Upon conversion of this Note in accordance with this
Section 1.5, Payor shall issue a stock certificate for the shares of Conversion Stock to the holder of this Note within five (5) business days after Payor's receipt of written notice of the holder's desire to convert this Note without charge to the holder including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of the holder. The Conversion Stock issued to the holder of this Note shall be entitled to all of the rights and subject to all of the obligations set forth in the Registration Rights Agreement of even date herewith between the Payor and the Holder. The stock certificates issued upon conversion of this Note under this Section 1.5 shall bear a legend substantially similar to the following:

      "The securities represented by this certificate have not been registered under the Securities Act of 1933 ("Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act,
      (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or
      (iii) upon the delivery by the holder of this

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      certificate to the issuer of an opinion of counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available."

           1.6 In no event shall Payee be entitled to receive interest, however characterized and including other consideration received in connection with this Note, at an effective rate in excess of the Maximum Rate. In the event that a court of competent jurisdiction determines that such amounts paid or agreed to be paid by Payor in connection with this Note causes the effective interest rate on this Note to exceed the Maximum Rate, such interest or other consideration shall automatically be reduced to a rate which results in an effective interest rate under this Note equal to the Maximum Rate over the term hereof, and, in such event, any amounts received by Payee deemed to constitute excessive interest shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

           1.7 In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of Florida, the time for payment of such amount shall be extended to the next succeeding business day and interest at the Note Rate shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

      2.   REPLACEMENT OF NOTE.

           2.1 In the event that this Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute, register and deliver a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and in substitution for this Note, if destroyed, lost or stolen. In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor. In any such case, and in the case of mutilation, Payee shall also furnish to Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof. Any replacement Note so issued shall be in the same outstanding principal amount as this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been paid, dated the date of this Note.

           2.2 Every Note issued pursuant to the provisions of Section 2.1 hereof in substitution for this Note shall constitute an additional contractual obligation of the Payor, whether or not this Note shall be found at any time or be enforceable by anyone.

      3. PREPAYMENT. At the option of Payor, the principal amount of this Note may be prepaid in whole at any time, or in part from time to time, without penalty or premium, together with interest thereon accrued through the Prepayment Date. Each partial prepayment of this Note shall first be applied to interest accrued through the Prepayment Date and then to principal.

      4. COVENANTS OF PAYOR. Payor covenants and agrees that, so long as this Note remains outstanding and unpaid, in whole or in part:

           4.1 Payor will not, and will not permit any of its subsidiaries to, sell, transfer or in any other manner alienate or dispose of a material part of its assets; provided, however, that Payor or any of its subsidiaries may effect such a transaction if (i) the transaction is a bona fide

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transaction in which fair market value is received, (ii) no Event of Default
(defined below) or any condition or event which, with the giving of notice or the lapse of time or both, would become an Event of Default has occurred or would occur after giving effect to such transaction, and (iii) the payment of this Note is duly provided for from such sale proceeds;

           4.2 Payor will not, and will not permit any of its subsidiaries to, make any loan to any person who is a holder of five percent (5%) or more of Payor's equity securities, other than for reasonable advances for expenses in the ordinary course of business;

           4.3 Payor will, and will cause each of its subsidiaries to, promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies in excess of $10,000 which, if unpaid, might become a lien or charge upon such properties or any part thereof. However, Payor or such subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Payor or such subsidiary, as the case may be, shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

           4.4 Payor will, and will cause each of its subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to Payor as its counsel may advise;

           4.5 Payor will, and will cause each of its subsidiaries to, at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition and will, from time to time, make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto so that Payor's business may be conducted at all times;

           4.6 Payor will, and will cause each of its subsidiaries to, keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

           4.7 Payor will, promptly following the occurrence of an Event of Default or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of Payor's President or Chief Financial Officer to Payee setting forth the details of such Event of Default or condition or event and the action which Payor intends to take with respect thereto;

           4.8 Payor will, and will cause each of its subsidiaries to, at all times maintain books of account in which all of its financial transactions are duly recorded in conformance with generally accepted accounting principles;

           4.9 Payor will not, and will not permit any of its subsidiaries to, purchase or otherwise redeem any Common Stock, unless Payor establishes an adequate reserve to pay all of its obligations under the Financing Notes;

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           4.10 Except with the prior written consent of holders of two-thirds of the aggregate outstanding principal amount of the Financing Notes, Payor will not, and will not permit any of its subsidiaries to, create, incur, assume, permit, guarantee or suffer to exist any indebtedness or any other obligations for money borrowed except for (i) indebtedness existing on the date hereof, (ii) indebtedness under the Financing Notes, (iii) indebtedness or other obligations for money borrowed which are subordinated in all respects, including, but not limited to, priority upon liquidation, to the Financing Notes and (iv) indebtedness payable to a bank or other financial institution; and

           4.11 Except with the prior written consent of holders of two-thirds of the aggregate outstanding principal amount of the Financing Notes, Payor will not, and will not permit any of its subsidiaries to, pay or prepay any amounts under any outstanding indebtedness or other obligations for money borrowed or incurred subsequent to the date hereof, whether or not such indebtedness becomes due, past due or accelerated, except for (i) all of the Financing Notes on a pro rata basis, (ii) indebtedness payable to a bank or other financial institution incurred in consideration of cash infused into the Payor after the date hereof (i.e. not for the repayment of other outstanding indebtedness) up to the amount of the net cash proceeds received by Payor.

      5. EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") occurs:

           5.1 The dissolution of Payor or any subsidiary of Payor or any vote in favor thereof by the board of directors and shareholders of Payor or any subsidiary of Payor; or

           5.2 Payor or any of its subsidiaries becomes insolvent, however evidenced, or makes an assignment for the benefit of creditors, or files with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or Payor or any of its subsidiaries files a petition seeking relief under any provision of the United States Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against Payor or any of its subsidiaries, which application or petition is not dismissed or withdrawn within sixty (60) days from the date of its filing; or

           5.3 Payor fails to pay the principal of, or interest on, or any other amount payable under, this Note or any of the other Financing Notes, as and when the same becomes due and payable which default continues for a period of five
(5) days after the due date; or

           5.4 Payor or any of its subsidiaries admits in writing its inability to pay its debts as they mature; or

           5.5 Payor or any of its subsidiaries sells all or substantially all of its assets (other than in compliance with Section 4.1 above) or merges or is consolidated with or into another corporation (other than, in the case of a subsidiary of Payor, a sale of assets to another wholly-owned subsidiary of Payor or the merger or consolidation of such subsidiary with or into another wholly-owned subsidiary of Payor); or

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           5.6 A proceeding is commenced to foreclose a security interest or lien in any property or assets of Payor or of any subsidiary of Payor as a result of a default in the payment or performance of any debt (in excess of $50,000 and secured by such property or assets) of Payor or of any subsidiary of Payor; or

           5.7 A final judgment for the payment of money in excess of $50,000 is entered against Payor or any subsidiary of Payor by a court of competent jurisdiction, and such judgment is not discharged (nor the discharge thereof duly provided for) in accordance with its terms, nor a stay of execution thereof procured, within thirty (30) days after the date such judgment is entered, and, within such period (or such longer period during which execution of such judgment is effectively stayed), an appeal therefrom has not been prosecuted and the execution thereof caused to be stayed during such appeal; or

           5.8 An attachment or garnishment is levied against the assets or properties of Payor or any subsidiary of Payor involving an amount in excess of $50,000 and such levy is not vacated, bonded or otherwise terminated within thirty (30) days after the date of its effectiveness; or

           5.9 Payor defaults in the due observance or performance of any covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of this Note (other than the default specified in Section 5.3 above) and such default continues uncured for a period of thirty
(30) days; or

           5.10 Payor defaults in the payment (regardless of amount) when due of the principal of, interest on, or any other liability on account of, any indebtedness of Payor or any of its subsidiaries (other than one or more of the Financing Notes) having a face or principal amount in excess of $50,000, or a default occurs in the performance or observance by Payor of any covenant or condition (other than for the payment of money) contained in any note or agreement evidencing or pertaining to any such indebtedness, which causes the maturity of such indebtedness to be accelerated or permits the holder or holders of such indebtedness to declare the same to be due prior to the stated maturity thereof;

           then, upon the occurrence of any such Event of Default and at any time thereafter, the holder of this Note shall have the right (at such holder's option) to declare the principal of, accrued unpaid interest on, and all other amounts payable under this Note to be due and payable, whereupon all such amounts shall be immediately due and payable to the holder of this Note, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in case of the occurrence of an Event of Default under any of Sections 5.1, 5.2 or 5.4 above, such amounts shall become immediately due and payable without any such declaration by the holder of this Note.

      6. SUITS FOR ENFORCEMENT AND REMEDIES. If any one or more Events of Default shall occur and be continuing, the Payee may proceed to (i) protect and enforce Payee's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other

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legal or equitable right of the holder of this Note. No right or remedy herein or in any other agreement or instrument conferred upon the holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      7.   UNCONDITIONAL OBLIGATION; FEES, WAIVERS, OTHER.

           7.1 The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

           7.2 If Payee shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from Payor, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by Payee in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

           7.3 No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

           7.4 This Note may not be modified or discharged (other than by payment) except by a writing duly executed by Payor and Payee.

           7.5 Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property, if any, at any and all times which Payee had or is existing as security for any amount called for hereunder.

           7.6 Payor shall bear all of its expenses, including attorneys' fees, incurred in connection with the preparation of this Note.

      8. RESTRICTION ON TRANSFER. This Note has been, and if applicable the Conversion Stock will be, acquired for investment. This Note has not been, and the Conversion Stock will not be, registered under the securities laws of the United States of America or any state thereof, except as otherwise set forth herein or in the Registration Rights Agreement. Accordingly, no interest in this Note or the Conversion Stock may be offered for sale, sold or transferred in the absence of registration and qualification of this Note and the Conversion Stock under applicable federal and state securities laws or an opinion of counsel of Payee reasonably satisfactory to Payor that such registration and qualification are not required.

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      9.   MISCELLANEOUS.

           9.1 The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

           9.2 All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the address of the intended recipient as set forth in the preamble to this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Note.

           9.3 This Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the substantive laws of the State of Florida without giving effect to the choice of laws rules thereof.

           9.4 Payor and Payee each (i) agree that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the state courts of Broward or Dade Counties, Florida ("Florida Courts") or in the United States District Court for the Southern District of Florida, (ii) waive any objection which Payor and Payee may have now or hereafter based upon FORUM NON CONVENIENS or to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of the Florida Courts and the United States District Court for the Southern District of Florida in any such suit, action or proceeding. Payor and Payee further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Florida Courts or in the United States District Court for the Southern District of Florida and agree that service of process upon the Payor and Payee, mailed by certified mail to the Payor's and Payee's address noted hereinabove, will be deemed in every respect effective service of process upon Payor and Payee, in any suit, action or proceeding. FURTHER, BOTH PAYOR AND PAYEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

      10.  This Note shall bind Payor and its successors and assigns.

                               GALACTICOMM TECHNOLOGIES, INC.

                               By: __________________________
                               Name:_________________________
                               Title:________________________


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